ARTICLES

ARTICLE I — OFFICES

Section 1.1 Principal Executive Office

The principal executive office of Tejascore Techsystems Inc. (the “Corporation”) shall be located at such place, within or outside the State of Wyoming, as the Board of Directors (the “Board”) may from time to time designate.

Section 1.2 Registered Office and Registered Agent

The Corporation shall maintain a registered office in the State of Wyoming and a registered agent for service of process at such office, as required by the Wyoming Business Corporation Act. The registered office or registered agent may be changed from time to time by resolution of the Board or by such officers of the Corporation as are authorized to do so under applicable law.

Section 1.3 Other Offices

The Corporation may have such other offices, either within or outside the State of Wyoming, as the Board may determine or as the business of the Corporation may require from time to time.

Section 1.4 Corporate Records

The Corporation may maintain its books, records, and accounts at its principal executive office or at any other place or places, within or outside the State of Wyoming, as the Board may from time to time determine, subject to the requirements of applicable law.

ARTICLE II — STOCKHOLDERS

Section 2.1 Annual Meeting

An annual meeting of the stockholders of Tejascore Techsystems Inc. (the “Corporation”) shall be held on such date and at such time and place, within or outside the State of Wyoming, as may be designated by the Board of Directors (the “Board”), for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

Section 2.2 Special Meetings

Special meetings of the stockholders may be called only by:
(a) the Chair of the Board, if any;
(b) the Chief Executive Officer; or

(c) the Board acting pursuant to a resolution adopted by a majority of the directors then in office.

Stockholders shall not have the right to call special meetings unless such right is expressly granted in the Articles of Incorporation or required by applicable law.

Section 2.3 Place of Meetings; Virtual Meetings

Meetings of stockholders may be held at such place, within or outside the State of Wyoming, as may be designated by the Board.
The Board may, in its discretion and to the fullest extent permitted by applicable law, authorize stockholder meetings to be held solely by means of remote communication or in a hybrid format.

Section 2.4 Notice of Meetings

Written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, stating the place, date, time, and, in the case of a special meeting, the purpose or purposes of the meeting.

Notice may be given by mail, electronic transmission, or other means permitted by applicable law.

Section 2.5 Record Date

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive dividends or distributions, or for any other lawful purpose, the Board may fix a record date, which shall not be more than seventy (70) days prior to the meeting or action requiring a determination of stockholders.

Section 2.6 Quorum

Except as otherwise provided by law or the Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

If a quorum is not present, the holders of a majority of the shares present may adjourn the meeting from time to time without further notice, other than announcement at the meeting.

Section 2.7 Voting of Shares

Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote of the stockholders, unless otherwise provided in the Articles of Incorporation or by applicable law.

Unless otherwise required by law or the Articles of Incorporation, all matters shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at a meeting at which a quorum is present.

Section 2.8 Proxies

A stockholder may vote in person or by proxy authorized in writing or by electronic transmission permitted by law. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

Section 2.9 Action Without a Meeting

Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only if such action is taken by the written consent of stockholders holding not less than the minimum number of votes that would be necessary to authorize such action at a meeting, and only to the extent permitted by the Wyoming Business Corporation Act and the Articles of Incorporation. The Board may impose reasonable procedures and requirements for the execution, delivery, and effectiveness of any such written consent.

Section 2.10 List of Stockholders

The officer or agent in charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting, arranged in alphabetical order and showing the address and number of shares held by each stockholder, as required by applicable law. Such list shall be made available for inspection by stockholders during the time and in the manner required by law.

Section 2.11 Inspectors of Election

The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at such meeting and to make a written report thereof. The inspectors shall have such authority and duties as prescribed by applicable law.

Section 2.12 Order of Business

The order of business at all meetings of stockholders shall be determined by the Chair of the Board or such other officer or person as may be designated by the Board.

ARTICLE III — BOARD OF DIRECTORS

Section 3.1 General Powers

The business and affairs of Tejascore Techsystems Inc. (the “Corporation”) shall be managed by or under the direction of the Board of Directors (the “Board”), which shall have all powers and authority conferred upon it by the Wyoming Business Corporation Act, the Articles of Incorporation, and these Bylaws.

The Board may exercise all such lawful powers of the Corporation as are not by law, the Articles of Incorporation, or these Bylaws reserved to the stockholders.

Section 3.2 Number of Directors

The number of directors constituting the Board shall be fixed from time to time by resolution of the Board, but shall not be less than one (1). No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.3 Election and Term of Office

Directors shall be elected at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until earlier resignation or removal.

Section 3.4 Resignation

Any director may resign at any time by giving written notice to the Corporation. Such resignation shall be effective upon delivery unless the resignation specifies a later effective date.

Section 3.5 Removal of Directors

Any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors, except as otherwise provided by applicable law or the Articles of Incorporation.

Section 3.6 Vacancies

Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of directors, death, resignation, removal, or disqualification of a director, may be filled by a majority of the remaining directors, even if less than a quorum, or by the sole remaining director.

A director elected to fill a vacancy shall serve for the remainder of the term of the director whose seat is being filled and until such director’s successor is duly elected and qualified.

Section 3.7 Compensation of Directors

Directors may receive such compensation, if any, for their services as directors, including fees, equity compensation, and reimbursement of expenses, as may be determined by resolution of the Board.

Nothing herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.8 Reliance on Information

In performing their duties, directors shall be entitled to rely in good faith upon information, opinions, reports, or statements prepared or presented by:

(a) officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;
(b) legal counsel, accountants, financial advisors, or other professionals retained by the Corporation; or
(c) committees of the Board of which the director is not a member.

Section 3.9 Interested Director Transactions

No contract or transaction between the Corporation and one or more of its directors, officers, or affiliates shall be void or voidable solely because of such relationship, provided that the material facts of such relationship are disclosed or known to the Board and the transaction is approved by a majority of the disinterested directors or otherwise complies with applicable law.

Section 3.10 Standard of Conduct

Each director shall discharge his or her duties in good faith, with the care that an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Corporation.

Section 3.11 Committees

The Board may designate one or more committees, each consisting of one or more directors, and delegate to such committees such authority as permitted by applicable law and these Bylaws. The establishment and operation of committees shall be governed by Article V of these Bylaws.

ARTICLE IV — MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1 Regular Meetings

Regular meetings of the Board of Directors (the “Board”) may be held at such times and places, within or outside the State of Wyoming, as may be determined from time to time by resolution of the Board.

Section 4.2 Special Meetings

Special meetings of the Board may be called by or at the request of:
(a) the Chair of the Board, if any;
(b) the Chief Executive Officer; or
(c) any two (2) directors then in office.

Section 4.3 Place of Meetings; Remote Participation

Meetings of the Board may be held at any place designated by the person or persons calling the meeting. Members of the Board may participate in a meeting by means of conference telephone, video conference, or other communications equipment by means of which all persons participating can hear each other simultaneously. Participation by such means shall constitute presence in person at the meeting.

Section 4.4 Notice of Meetings

Notice of any special meeting of the Board shall be given at least two (2) days prior thereto by written notice delivered personally, sent by electronic mail, or transmitted by any other means permitted by applicable law.

Notice of regular meetings may be given by resolution of the Board or by a schedule adopted by the Board, and no further notice shall be required.

Notice of any meeting need not specify the purpose of the meeting unless required by applicable law.

Section 4.5 Waiver of Notice

A director may waive notice of any meeting of the Board either before or after such meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of business because the meeting was not lawfully called or convened.

Section 4.6 Quorum

A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, unless a greater number is required by the Articles of Incorporation or applicable law.

If less than a quorum is present, a majority of the directors present may adjourn the meeting to another time or place without further notice.

Section 4.7 Voting

The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless otherwise required by the Articles of Incorporation, these Bylaws, or applicable law.

Section 4.8 Action Without a Meeting

Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if all members of the Board consent in writing or by electronic transmission to such action. Such written consent shall be filed with the minutes of proceedings of the Board.

Section 4.9 Minutes

Minutes of each meeting of the Board shall be prepared and maintained as part of the permanent records of the Corporation. Such minutes may be maintained in written or electronic form.

Section 4.10 Adjournment

A meeting of the Board may be adjourned to another time or place by a majority of the directors present, whether or not a quorum is present.

ARTICLE V — COMMITTEES OF THE BOARD

Section 5.1 Establishment of Committees

The Board of Directors (the “Board”) of Tejascore Techsystems Inc. may, by resolution adopted by a majority of the directors then in office, designate one or more committees of the Board. Each such committee shall consist of one or more directors and shall have such authority and responsibilities as are delegated to it by the Board, to the fullest extent permitted by the Wyoming Business Corporation Act.

Section 5.2 Authority of Committees

Each committee may exercise such powers of the Board as are specified in the resolution establishing the committee, except that no committee shall have authority to:

(a) approve or adopt any action required by law to be submitted to the stockholders for approval;
(b) amend or repeal the Articles of Incorporation or these Bylaws;

(c) approve a plan of merger or share exchange not requiring stockholder approval; or
(d) take any action prohibited by applicable law.

Section 5.3 Audit Committee

The Board may establish an Audit Committee composed of one or more directors, which shall have such duties and responsibilities as may be delegated by the Board, including oversight of:

(a) the integrity of the Corporation’s financial statements;
(b) the Corporation’s accounting and financial reporting processes;
(c) compliance with applicable legal and regulatory requirements; and
(d) the engagement and performance of the Corporation’s independent auditors.

The composition and authority of the Audit Committee shall be structured to comply with applicable securities laws and regulations, as and when such requirements become applicable to the Corporation.

Section 5.4 Compensation Committee

The Board may establish a Compensation Committee composed of one or more directors, which shall have authority to review and approve, or make recommendations to the Board regarding:

(a) compensation of directors and officers;
(b) incentive and equity-based compensation plans; and
(c) employment, consulting, or severance arrangements involving executive officers.

Section 5.5 Nominating and Corporate Governance Committee

The Board may establish a Nominating and Corporate Governance Committee composed of one or more directors, which shall have authority to:

(a) identify and recommend candidates for election to the Board;
(b) review and make recommendations regarding corporate governance policies and practices; and
(c) oversee director evaluations and succession planning.

Section 5.6 Committee Meetings and Procedures

Committees of the Board shall meet at such times and places, and in such manner (including by remote communication), as determined by the committee or as specified by the Board.
A majority of the members of a committee shall constitute a quorum, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

Committees may adopt their own rules of procedure, consistent with these Bylaws and applicable law.

Section 5.7 Action Without a Meeting

Any action required or permitted to be taken by a committee may be taken without a meeting if all members of the committee consent in writing or by electronic transmission to such action. Such consent shall be filed with the minutes of the proceedings of the committee.

Section 5.8 Reliance and Limitation of Liability

Each member of a committee shall be entitled to rely on information, opinions, reports, or statements prepared or presented by officers, employees, legal counsel, accountants, or other advisors of the Corporation, to the extent permitted by applicable law.

Section 5.9 Committee Minutes

Minutes of each meeting of a committee shall be prepared and maintained as part of the records of the Corporation.

ARTICLE VI — OFFICERS

Section 6.1 Officers

The officers of Tejascore Techsystems Inc. (the “Corporation”) shall include a Chief Executive Officer, a President (if appointed), a Chief Financial Officer, a Secretary, and such other officers as the Board of Directors (the “Board”) may from time to time appoint. Any two or more offices may be held by the same person, except as otherwise prohibited by applicable law.

Section 6.2 Appointment and Term

The officers of the Corporation shall be appointed by the Board at its first meeting following each annual meeting of stockholders or at such other time as the Board may determine. Each officer shall hold office until such officer’s successor is duly appointed and qualified, or until such officer’s earlier resignation or removal.

Section 6.3 Removal and Resignation

Any officer may be removed by the Board at any time, with or without cause.
Any officer may resign at any time by giving written notice to the Corporation. Such resignation shall be effective upon delivery unless a later effective date is specified.

Section 6.4 Chief Executive Officer

The Chief Executive Officer (“CEO”) shall have general supervision, direction, and control of the business and affairs of the Corporation, subject to the authority of the Board. The CEO shall have the authority to execute contracts and other instruments on behalf of the Corporation, except where such authority is expressly reserved to the Board by law, the Articles of Incorporation, or these Bylaws.

Section 6.5 President

If a President is appointed, the President shall have such authority and perform such duties as may be assigned by the Board or the CEO. In the absence or incapacity of the CEO, the President shall perform the duties of the CEO unless otherwise determined by the Board.

Section 6.6 Chief Financial Officer

The Chief Financial Officer (“CFO”) shall be responsible for overseeing the financial affairs of the Corporation, including accounting, financial reporting, budgeting, treasury functions, and compliance with applicable financial and securities reporting requirements, subject to the oversight of the Board and any Audit Committee.

Section 6.7 Secretary

The Secretary shall keep or cause to be kept the minutes of meetings of the stockholders, the Board, and committees of the Board, shall maintain the corporate records and seal of the Corporation, and shall perform such other duties as may be assigned by the Board or the CEO.

Section 6.8 Authority and Duties of Other Officers

The other officers of the Corporation shall have such authority and perform such duties as may be prescribed by the Board, the CEO, or these Bylaws.

Section 6.9 Compensation

The compensation of officers shall be fixed from time to time by the Board or by a committee of the Board to which such authority has been delegated. No officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

Section 6.10 Reliance and Standard of Conduct

In the performance of their duties, officers shall be entitled to rely in good faith upon information, opinions, reports, or statements prepared or presented by officers, employees, legal counsel, accountants, or other advisors of the Corporation, to the extent permitted by applicable law.

Section 6.11 Delegation of Authority

Any officer of the Corporation may, to the extent permitted by the Board, delegate authority to other officers or employees of the Corporation for the performance of specific duties.

ARTICLE VII — STOCK

Section 7.1 Authorized Shares

The total number of shares of capital stock that the Corporation is authorized to issue, and the designation, rights, preferences, privileges, and restrictions of each class or series of stock, shall be as set forth in the Articles of Incorporation of Tejascore Techsystems Inc., as the same may be amended from time to time.

Section 7.2 Issuance of Shares

Shares of the Corporation may be issued for such consideration, at such times, and on such terms as may be determined by the Board of Directors, subject to the Articles of Incorporation, these Bylaws, and applicable law.

The Board may authorize the issuance of shares without certificates (book-entry form) to the fullest extent permitted by the Wyoming Business Corporation Act.

Section 7.3 Stock Certificates; Book-Entry Shares

Shares of the Corporation may be certificated or uncertificated, as determined by the Board.
If certificates are issued, each certificate shall be signed by such officers of the Corporation as may be required by law and shall bear such legends as may be required by applicable securities laws.

Uncertificated shares shall be evidenced by book-entry records maintained by or on behalf of the Corporation or its transfer agent, if any.

Section 7.4 Transfer of Shares

Transfers of shares of the Corporation shall be made only on the books of the Corporation or its transfer agent, upon surrender of the certificate(s) evidencing such shares, if any, or upon compliance with such procedures as may be established for uncertificated shares, and in compliance with applicable federal and state securities laws.

The Corporation may refuse to register any transfer of shares that is not in compliance with applicable law, the Articles of Incorporation, these Bylaws, or any contractual transfer restrictions applicable to such shares.

Section 7.5 Registered Stockholders

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares for all purposes, including voting, receipt of dividends, and notices, notwithstanding any equitable or beneficial interest claimed by any other person.

Section 7.6 Lost, Stolen, or Destroyed Certificates

The Corporation may issue a new certificate or credit uncertificated shares in place of any certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions, including the furnishing of an indemnity bond, as the Board may prescribe.

Section 7.7 Transfer Restrictions and Legends

Shares of the Corporation may be subject to restrictions on transfer arising under federal or state securities laws, the Articles of Incorporation, these Bylaws, subscription agreements, or other agreements entered into by the Corporation.

The Corporation may place appropriate legends or notations on certificates or book-entry records to reflect such restrictions.

Section 7.8 Dividends and Distributions

Dividends or other distributions on shares of the Corporation, if any, may be declared by the Board at such times and in such amounts as the Board may determine, subject to the Articles of Incorporation and applicable law.

Section 7.9 Transfer Agent

The Corporation may appoint a transfer agent or registrar to maintain the stock records of the Corporation and to perform such duties as are customary for such agents.

ARTICLE VIII — DIVIDENDS AND DISTRIBUTIONS

Section 8.1 Declaration of Dividends

Dividends or other distributions on the outstanding shares of Tejascore Techsystems Inc. may be declared and paid only as and when determined by the Board of Directors, in its sole discretion, subject to the Articles of Incorporation, these Bylaws, and applicable law.

Section 8.2 No Obligation to Declare Dividends

The Corporation shall have no obligation to declare or pay any dividends or make any other distributions on its capital stock, and the declaration or payment of any such dividends or distributions shall not be deemed to establish any expectation or entitlement with respect to future dividends or distributions.

Section 8.3 Legal and Solvency Requirements

No dividend or distribution shall be declared or paid if such dividend or distribution would violate the Wyoming Business Corporation Act or render the Corporation insolvent, unable to pay its debts as they become due, or otherwise impair the Corporation’s capital.

Section 8.4 Form of Dividends

Dividends or distributions, if any, may be paid in cash, property, or shares of the Corporation, or in any combination thereof, as determined by the Board, subject to applicable law and the Articles of Incorporation.

Section 8.5 Record Date

The Board may fix a record date for the determination of stockholders entitled to receive any dividend or distribution, subject to applicable law.

ARTICLE IX — INDEMNIFICATION

Section 9.1 Right to Indemnification

To the fullest extent permitted by the Wyoming Business Corporation Act, as the same exists or may hereafter be amended (the “WBCA”), Tejascore Techsystems Inc. (the “Corporation”) shall indemnify any person who was or is made or is threatened to be made a party to any threatened, pending, or completed action, suit, proceeding, or investigation (whether civil, criminal, administrative, or investigative), by reason of the fact that such person is or was a director or officer of the Corporation, against all expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith.

Section 9.2 Advancement of Expenses

Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding, to the fullest extent permitted by the WBCA, upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification under this Article IX.

Section 9.3 Indemnification of Employees and Agents

The Corporation may, to the extent authorized by the Board of Directors, indemnify and advance expenses to employees, agents, or other persons who are or were serving at the request of the Corporation, to the fullest extent permitted by applicable law.

Section 9.4 Non-Exclusivity of Rights

The rights to indemnification and advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person seeking indemnification may have or hereafter acquire under the Articles of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise.

Section 9.5 Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person under this Article IX or applicable law.

Section 9.6 Survival of Indemnification Rights

The rights to indemnification and advancement of expenses provided by this Article IX shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 9.7 Limitation

Notwithstanding anything contained herein, the Corporation shall not indemnify any person in connection with any proceeding in which such person is adjudged liable to the Corporation for willful misconduct, bad faith, or a knowing violation of law, except to the extent permitted by the WBCA.

Section 9.8 Amendment

Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior thereto.

ARTICLE X — LIMITATION OF LIABILITY

Section 10.1 Limitation of Director Liability

To the fullest extent permitted by the Wyoming Business Corporation Act (the “WBCA”), as the same exists or may hereafter be amended, no director of Tejascore Techsystems Inc. (the “Corporation”) shall be personally liable to the Corporation or its stockholders for monetary damages for any action taken or failure to take action in the performance of such director’s duties as a director.

Section 10.2 Exceptions

The limitation of liability provided in Section 10.1 shall not apply to liability arising from:

(a) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(b) transactions from which the director derived an improper personal benefit; or
(c) any other liability for which limitation is not permitted under the WBCA.

Section 10.3 No Limitation of Equitable Relief

Nothing in this Article X shall be construed to limit or eliminate the right of the Corporation or its stockholders to seek equitable relief, including injunctive or declaratory relief, where such relief is otherwise available under applicable law.

Section 10.4 Amendment

Any amendment to or repeal of this Article X shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment or repeal.

ARTICLE XI — CONFLICTS OF INTEREST

Section 11.1 Interested Director or Officer Transactions

A contract or transaction between Tejascore Techsystems Inc. (the “Corporation”) and one or more of its directors, officers, or affiliates shall not be void or voidable solely because of such relationship, or because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes such contract or transaction, provided that one or more of the following conditions is satisfied:

(a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or known to the Board or committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors;

(b) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is approved by the stockholders; or

(c) the contract or transaction is fair to the Corporation at the time it is authorized, approved, or ratified.

Section 11.2 Common Directorships and Affiliations

Directors and officers of the Corporation may serve as directors, officers, or employees of other entities, including entities in which the Corporation may invest or with which it may transact business, and no such service shall constitute a breach of fiduciary duty, provided that any conflicts of interest are disclosed and addressed in accordance with this Article XI.

Section 11.3 Reliance on Advisors

In evaluating any transaction involving a potential conflict of interest, the Board or any committee thereof may rely on the advice, opinions, or reports of legal counsel, accountants, financial advisors, or other experts, to the extent permitted by applicable law.

Section 11.4 Recusal

Any director or officer having a material interest in a proposed transaction shall disclose such interest to the Board or committee and, where appropriate, shall recuse himself or herself from deliberation and voting on such matter, except to the extent permitted by applicable law.

Section 11.4 Recusal

Any director or officer having a material interest in a proposed transaction shall disclose such interest to the Board or committee and, where appropriate, shall recuse himself or herself from deliberation and voting on such matter, except to the extent permitted by applicable law.

Section 11.6 No Automatic Liability

No director or officer shall be liable to the Corporation or its stockholders solely by reason of an interest in a transaction, provided that the transaction is disclosed and approved or is otherwise permitted under this Article XI and applicable law.

ARTICLE XII — CORPORATE RECORDS

Section 12.1 Maintenance of Records

Tejascore Techsystems Inc. (the “Corporation”) shall keep correct and complete books and records of account, minutes of the proceedings of stockholders, the Board of Directors, and committees of the Board, and such other records as required by the Wyoming Business Corporation Act (the “WBCA”) and applicable federal securities laws.

Such records may be maintained in written form or in electronic form, to the fullest extent permitted by applicable law.

Section 12.2 Location of Records

The books and records of the Corporation shall be kept at the principal executive office of the Corporation or at such other place or places, within or outside the State of Wyoming, as the Board of Directors may from time to time determine.

Section 12.3 Stock Ledger

The Corporation shall maintain, or cause to be maintained by its transfer agent if one is appointed, a stock ledger containing the names and addresses of the stockholders and the number and class of shares held by each stockholder.

Section 12.4 Inspection Rights of Stockholders

Stockholders shall have the right to inspect and copy the Corporation’s records only to the extent and in the manner required by the WBCA and other applicable law, and only upon written demand stating a proper purpose reasonably related to the stockholder’s interest as a stockholder.

The Board may impose reasonable conditions on any such inspection, including restrictions on the time, place, manner, and scope of inspection, and may require confidentiality undertakings to protect the Corporation’s non-public, proprietary, or confidential information.

Section 12.5 Reliance on Records

A director or officer of the Corporation shall be entitled to rely on the books and records of the Corporation as maintained by the Corporation or its agents, to the extent permitted by applicable law.

Section 12.6 SEC and Regulatory Filings

Nothing in this Article XII shall be construed to limit or restrict the Corporation’s obligations to make filings, disclosures, or reports required under Regulation A, the Securities Act of 1933, or other applicable federal or state securities laws.

ARTICLE XIII — FISCAL YEAR

Section 13.1 Fiscal Year

The fiscal year of Tejascore Techsystems Inc. (the “Corporation”) shall end on March 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

ARTICLE XIV — NOTICES

Section 14.1 Form of Notice

Whenever notice is required to be given under these Bylaws, the Articles of Incorporation, or applicable law, such notice shall be in writing and may be given by:

(a) personal delivery;
(b) mail, postage prepaid;
(c) nationally recognized overnight courier service;
(d) electronic mail or other electronic transmission; or
(e) any other means permitted by applicable law.

Section 14.2 Electronic Notice

Notice by electronic transmission shall be deemed given when transmitted to the electronic address or system designated by the recipient for such purpose, unless the sender receives notice that the transmission was not successfully delivered.

The Corporation may rely on electronic contact information provided by a stockholder, director, or officer unless and until updated information is provided.

Section 14.3 Address for Notice

Notices shall be deemed given when sent to the last address, physical or electronic, of the stockholder, director, or officer as shown on the records of Tejascore Techsystems Inc., unless a different address is designated in writing.

Section 14.4 Waiver of Notice

Any person entitled to notice may waive such notice, either before or after the meeting or action to which the notice relates, by written waiver or by electronic transmission. Attendance at a meeting shall constitute a waiver of notice thereof, except where a person attends solely for the purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 14.5 Affidavit of Notice

An affidavit of the Secretary or an assistant secretary of the Corporation, or of the transfer agent, if any, that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

ARTICLE XV — AMENDMENTS

Section 15.1 Amendment by Stockholders

These Bylaws may be altered, amended, or repealed, or new bylaws adopted, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of stockholders duly called and held in accordance with these Bylaws and applicable law.

Section 15.2 Amendment by the Board of Directors

To the fullest extent permitted by the Wyoming Business Corporation Act and the Articles of Incorporation, the Board of Directors shall have the power to alter, amend, or repeal these Bylaws, or to adopt new bylaws, by the affirmative vote of a majority of the directors then in office.

Section 15.3 No Retroactive Effect

No amendment, modification, or repeal of these Bylaws shall adversely affect any right or protection of any director, officer, or stockholder with respect to any act or omission occurring prior to the effective date of such amendment, to the extent such right or protection is required or preserved under applicable law.

Section 15.4 Consistency with Articles of Incorporation

In the event of any inconsistency between these Bylaws and the Articles of Incorporation of Tejascore Techsystems Inc., the Articles of Incorporation shall control.

ARTICLE XVI — MISCELLANEOUS

Section 16.1 Governing Law

These Bylaws shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflicts of law principles.

Section 16.2 Severability

If any provision of these Bylaws is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision shall be enforced to the maximum extent permissible, and the remaining provisions of these Bylaws shall continue in full force and effect.

Section 16.3 Headings

The headings used in these Bylaws are for convenience of reference only and shall not affect the interpretation of these Bylaws.

Section 16.4 Gender and Number

Unless the context otherwise requires, words used in the singular shall include the plural and vice versa, and words of any gender shall include all genders.

Section 16.5 Construction

These Bylaws shall be construed in a manner consistent with the Wyoming Business Corporation Act and the Articles of Incorporation of Tejascore Techsystems Inc.. Any reference to applicable law shall include such law as amended from time to time.